                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT

         Employment Agreement dated and effective as of April 12, 1999 (this "AGREEMENT"), between ILLINOIS SUPERCONDUCTOR CORPORATION, a Delaware corporation (with its successors and assigns, referred to as the "COMPANY"), and Amr Abdelmonem ("ABDELMONEM").

                              PRELIMINARY STATEMENT

         Abdelmonem has been employed by the Company since January 1995. As of the effective date of this Agreement, Abdelmonem was appointed Vice President, Development of the Company. In consideration of such appointment, the Company desires to continue to employ Abdelmonem, and Abdelmonem wishes to continue to be employed by the Company, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         1. EMPLOYMENT FOR TERM. The Company hereby agrees to continue to employ Abdelmonem, upon the terms and conditions set forth in this Agreement, and Abdelmonem hereby accepts such continued employment with the Company upon such terms and conditions, for the period beginning on the effective date of this Agreement and ending on December 31, 1999 (the "TERM"), or upon the earlier termination of the Term pursuant to Section 6 below. The end of the Term for any reason shall end Abdelmonem's employment under this Agreement, but shall not terminate Abdelmonem's or the Company's other obligations in this Agreement.

         2. POSITION AND DUTIES. During the Term, Abdelmonem shall continue to serve as the Vice President, Development of the Company. During the Term, Abdelmonem shall also hold such additional positions and titles as the Board of Directors of the Company (the "BOARD") or the President and Chief Executive Officer of the Company may determine from time to time. During the Term, Abdelmonem shall devote substantially all of his business time and best efforts to his duties as an employee of the Company.

         3. COMPENSATION.

            (a) BASE SALARY. Effective as of April 12, 1999 and ending on December 31, 1999, the Company shall pay Abdelmonem a base salary at a rate of $120,000 per annum, payable at least monthly on the Company's regular pay cycle for professional employees.

            (b) BONUSES. Abdelmonem shall be eligible to receive bonuses during the Term as determined in the sole discretion of the Board.

            (c) OTHER AND ADDITIONAL COMPENSATION. Sections 3(a) and 3(b) establish minimum salary and bonus grant levels for Abdelmonem during the Term, and shall not preclude the Board from awarding Abdelmonem a higher salary or stock options at any time, nor shall they preclude the Board from awarding Abdelmonem bonuses or other compensation in the discretion of the Board.

         4. EMPLOYEE BENEFITS. During the Term, Abdelmonem shall be entitled to the employee benefits, including vacation, health and other insurance benefits, and deferred compensation arrangements, made available by the Company to any other employee of the Company.

         5. EXPENSES. The Company shall reimburse Abdelmonem for actual out-of-pocket expenses incurred by him in the performance of his services for the Company (in accordance with the Company's policy for such reimbursements applicable to the Company's executive officers on the same terms generally offered to such officers), upon the receipt of appropriate documentation of such expenses.

         6. TERMINATION.

            (a) GENERAL. The Term shall end immediately upon Abdelmonem's death. The Company may end the Term at any time for any reason or no reason, with or without "Cause" (as defined in Section 7(a) below) in the absolute discretion of the Board (but subject to the Company's obligations under this Agreement).

            (b) NOTICE OF TERMINATION. Promptly after it ends the Term, the Company shall give Abdelmonem notice of termination, including a statement of whether the termination was for Cause. The Company's failure to give notice under this Section shall not, however, affect the validity of the Company's termination of the Term.

         7. SEVERANCE BENEFITS.

            (a) "CAUSE" DEFINED. "CAUSE" means willful malfeasance or willful misconduct by Abdelmonem in connection with his employment; Abdelmonem's gross negligence in performing any of his duties under this Agreement; Abdelmonem's conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; Abdelmonem's willful and continuing breach of any written policy applicable to all employees adopted by the Company concerning conflicts of interest, political contributions, standards of business conduct or fair employment practices, procedures with respect to compliance with securities laws or any similar matters, or adopted pursuant to the requirements of any government contract or regulation; or (v) material and continuing breach by Abdelmonem of any of his agreements in this Agreement.

            (b) TERMINATION WITHOUT CAUSE. If the Company ends the Term prior to December 31, 1999, other than for Cause, then the Company shall make the "Severance Payment" (as defined below) to Abdelmonem for and during the "Severance Period" (as defined below). The Severance Payment shall be payable in proportionate amounts at least monthly on the Company's regular pay cycle for professional employees and (if the last day of the Severance Period is not the last day of a pay period) on the last day of the Severance Period. Regardless of anything in this Agreement to the contrary, if Abdelmonem resigns as a result of a material change, or a related series of changes taken as a whole, in the scope or nature of his responsibilities as Vice President, Development of the Company, such change or changes shall be deemed to be a constructive termination of Abdelmonem's employment by the Company without Cause for all purposes of this Agreement, including without limitation the obligation of the Company to make the Severance Payments during the Severance Period.

            For purposes of this Agreement: (i) the term "SEVERANCE PAYMENT" means, for the period of 180 days from the commencement of the Severance Period, an amount equal to Abdelmonem's base salary in effect on the day prior to the date on which the Severance Period commences; and (ii) the term "SEVERANCE PERIOD" means the period commencing on the day following the date of termination of Abdelmonem's employment with the Company and ending on the six-month anniversary of the date of termination, subject to earlier termination as of the date that Abdelmonem commences full time employment with any other person or entity.

            Abdelmonem agrees that during the Severance Period he shall endeavor to render reasonable advisory and consulting services to the Company with respect to matters pertaining to the business of the Company as the Board of Directors or the President and Chief Executive Officer may reasonably request in writing, provided that the Company acknowledges and agrees that Abdelmonem shall be obligated to perform such services only to the extent that Abdelmonem determines in his discretion that such services shall not interfere with the conduct of Abdelmonem's then current business and personal affairs at the time of any such request. The Company shall pay all reasonable out-of-pocket expenses incurred by Abdelmonem in the performance of such advisory and consulting services.

            (c) TERMINATION FOR ANY OTHER REASON. If the Company ends the Term for Cause, or, subject to the first paragraph of Section 7(b) above, if Abdelmonem resigns as an employee or officer of the Company, or if Abdelmonem dies, then the Company shall have no obligation to pay Abdelmonem any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the Term, and such rights shall, except as otherwise required by law, be forfeited immediately upon the end of the Term.

            (d) OPTION MATTERS. If the Company ends the Term without Cause, the Company and Abdelmonem agree that notwithstanding any term or provision of any agreement between Abdelmonem and the Company to the contrary, (i) all options held by Abdelmonem to acquire shares of the common stock of the Company at the time of termination shall immediately become vested, and shall be immediately exercisable by Abdelmonem or his personal representative, and (ii) Abdelmonem (or his personal representative, as the case may be) shall have the right to exercise such vested options, and all other options previously vested in Abdelmonem prior to the date of termination, for a period of 365 days following such end of the Term. Abdelmonem and the Company agree that except as set forth above, all option agreements referred to above shall remain in full force and effect in accordance with their terms.

         8. CONFIDENTIALITY, OWNERSHIP, AND COVENANTS OF NON-COMPETITION AND NON-SOLICITATION.

            (a) "COMPANY INFORMATION" AND "INVENTIONS" DEFINED. "COMPANY INFORMATION" means all information, knowledge or data of or pertaining to (i) the Company and (ii) any other person, firm, corporation or business organization with which the Company may do business during the Term, that is not in the public domain (and whether relating to methods, processes, techniques, discoveries, pricing, marketing or any other matters). "INVENTIONS" collectively refers to any and all inventions, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques regarding any of the foregoing.

            (b) CONFIDENTIALITY. Except as provided in the next two sentences, Abdelmonem covenants and agrees that all Company Information shall be kept secret and confidential at all times during and after the end of the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as the Company may otherwise expressly authorize by action of the Board. In the event that Abdelmonem is requested in a judicial, administrative or governmental proceeding to disclose any of the Company Information, Abdelmonem will promptly so notify the Company so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Company Information is required, Abdelmonem may furnish the material so required to be furnished, but Abdelmonem will furnish only that portion of the Company Information that legally is required.

            (c) OWNERSHIP. Abdelmonem hereby assigns to the Company all of Abdelmonem's right (including patent rights, copyrights, trade secret rights, and all other rights throughout the world), title and interest in and to Inventions, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Abdelmonem, either alone or jointly with others, during the course of the performance of services for the Company. Abdelmonem shall also assign to, or as directed by, the Company, all of Abdelmonem's right, title and interest in and to any and all Inventions, the full title to which is required to be in the United States government by a contract between the Company and the United States government or any of its agencies. The provisions of Sections 8(a), 8(b) and this Section 8(c) are not intended to supersede or limit the effect of any prior confidentiality or proprietary rights agreements previously executed by Abdelmonem.

            (d) PERIODS DEFINED. "NON-COMPETITION PERIOD" means the period beginning on the day following the date of termination of Abdelmonem's employment with the Company and ending on the first anniversary of the day following the date of termination of Abdelmonem's employment with the Company. "NON-SOLICITATION PERIOD" means the period beginning on the day following the date of termination of

Abdelmonem's employment with the Company and ending on the second anniversary of the day following the date of termination of Abdelmonem's employment with the Company.

            (e) COVENANTS OF NON-COMPETITION AND NON-SOLICITATION. Abdelmonem acknowledges that his services pursuant to this Agreement are unique and extraordinary, that the Company will be dependent upon Abdelmonem for the development and growth of its business and related functions, and that he will continue to develop personal relationships with significant customers of the Company and to have control of confidential information concerning, and lists of customers of, the Company. Abdelmonem further acknowledges that the business of the Company is international in scope and cannot be confined to any particular geographic area of the United States. For the foregoing reasons, Abdelmonem covenants and agrees that during the Non-Competition Period, Abdelmonem shall not, directly or indirectly, engage in, be financially interested in, represent, render any advice or services to, or be employed by, any other business (conducted for profit or not for profit) that is engaged in the development or production of (i) high temperature superconducting materials, (ii) radio frequency filter devices or (iii) fault current limiter devices, in any such case for or related to uses which are or could reasonably deemed to be competitive with the current or currently contemplated business of the Company in the world. For the reasons acknowledged by Abdelmonem at the beginning of this Section, Abdelmonem additionally acknowledges, covenants, and agrees that, during the Non-Solicitation Period, Abdelmonem shall not, directly or indirectly, whether on his own behalf or on behalf of any other person or entity, in any manner (A) solicit the business of or otherwise contact in any commercial capacity any person or entity that is, or is reasonably anticipated to become, at the date of termination to become, a customer, supplier, or contractor of the Company for the purpose of obtaining business of the type performed by the Company, or (B) solicit for employment any persons who were officers or employees of the Company upon the date of termination of his employment hereunder, or at any time during a ninety-day period preceding such date, or aid any competitive business organization in any attempt to hire any such officers or employees of the Company. Notwithstanding the foregoing, this Section (e) shall terminate and be of no further force or effect if the Company fails to make any payment or otherwise perform any obligation owed to Abdelmonem pursuant to Sections 3, 4, 5 and 7(b) above.

            (f) EQUITABLE REMEDIES. Abdelmonem acknowledges, covenants and agrees that, in the event he shall violate any provisions of this Section 8, the Company will not have an adequate remedy at law and will therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding without the necessity of posting any bond of any kind whatsoever, and without prejudice to any other remedies that may be available at law or in equity. The foregoing restrictions shall not preclude Abdelmonem from the ownership of not more than three percent (3%) of the voting securities of any corporation whose voting securities are registered under Section 12(g) of the Securities Exchange Act of 1934, even if its business competes with that of the Company.

         9. SUCCESSORS AND ASSIGNS.

             (a) ABDELMONEM. This Agreement is a personal contract, and the rights and interests that this Agreement accords to Abdelmonem may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. Except as contemplated in Section 7(d) above, Abdelmonem shall not have any power of anticipation, alienation or assignment of the payments contemplated by this Agreement, all rights and benefits of Abdelmonem shall be for the sole personal benefit of Abdelmonem, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Abdelmonem. Except as so provided, this Agreement shall inure to the benefit of and be binding upon Abdelmonem and his personal representatives, distributees and legatees.

             (b) THE COMPANY. This Agreement shall be binding upon the Company and inure to the benefit of the Company and of its successors and assigns, including (but not limited to) any corporation that may acquire all or substantially all of the Company's assets or business or into or with which the Company may be consolidated or merged. This Agreement shall continue in full force and effect in the event that the Company sells all or substantially all of its assets, merges or consolidates, otherwise combines or affiliates with another business, dissolves and liquidates, or otherwise sells or disposes of substantially all of its assets. The Company's obligations under this Agreement shall cease, however, if the successor to, the purchaser or acquiror either of the Company or of all or substantially all of its assets, or the entity with which the Company has affiliated, shall assume in writing the Company's obligations under this Agreement (and deliver an executed copy of such assumption to Abdelmonem), in which case such successor or purchaser, but not the Company, shall thereafter be the only party obligated to perform the obligations that remain to be performed on the part of the Company under this Agreement.

         10. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties concerning Abdelmonem's employment with the Company and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between Abdelmonem and the Company relating to the subject matter of this Agreement. All prior employment agreements, if any, between the Company and Abdelmonem shall remain in full force and effect with respect all matters addressed in such prior employment agreements occurring on or before the effective date of this Agreement.

         11. AMENDMENT OR MODIFICATION, WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by Abdelmonem and by a duly authorized officer of the Company other than Abdelmonem. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         12. NOTICES. All notices, demands or other communications of any kind to be given or delivered under this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered by hand, (b) delivered by a nationally recognized overnight courier service, (c) sent by registered or certified United States mail, return receipt requested and first class postage prepaid, or (d) facsimile transmission followed by a confirmation copy delivered by a nationally recognized overnight courier service. Such communications shall be sent to the parties at their respective addresses as follows:


             If to Abdelmonem:  Amr Abdelmonem
                                Illinois Superconductor Corporation
                                451 Kingston Court
                                Mt. Prospect, Illinois 60056

             If to the Company: Illinois Superconductor Corporation
                                451 Kingston Court
                                Mt. Prospect, Illinois 60056
                                Attention:  General Counsel

Either party may change such address for delivery to the other party by delivery of a notice in conformity with the provisions of this Section specifying such change. Notice shall be deemed to have been properly given (i) on the date of delivery, if delivery is by hand, (ii) three (3) days after the date of mailing if sent by certified or registered mail, (iii) one (1) day after date of delivery to the overnight courier if sent by overnight courier, or (iv) the next business day after the date of transmission by facsimile.

         13. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Company and Abdelmonem that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

         14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         15. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

         16. WITHHOLDING TAXES. All salary, benefits, reimbursements and any other payments to Abdelmonem under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.

         17. APPLICABLE LAW: JURISDICTION. The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law. Any suit, action or proceeding against Abdelmonem with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of Illinois, as the Company may elect in its sole discretion, and Abdelmonem hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

         18. INTERPRETATION AND CONSTRUCTION. Each of the parties to this Agreement has been represented by their own counsel, each has reviewed and approved this Agreement as executed, and neither party shall be charged with the responsibility of having drafted any provision of this Agreement so as to cause any rule of strict construction to be applied against such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.


                                   ILLINOIS SUPERCONDUCTOR CORPORATION


                                   By:  /s/ Edward W. Laves
                                      ----------------------------------------
                                        EDWARD W. LAVES
                                        President and Chief Executive Officer



                                        /s/ Amr Abdelmonem
                                      ----------------------------------------
                                                  AMR ABDELMONEM